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                                                                      Exhibit 10






                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" and "Financial Statements" in the Statement of Additional Information of UBS Select Money Market and UBS Select Treasury Funds and to the incorporation by reference of our report dated June 12, 2003 in this Registration Statement (Form N-1A No. 333-52965) of UBS Select Money Market Fund.




                                                    ERNST & YOUNG LLP


New York, New York
January 20, 2004